Exhibit 99.1

Corporate Office Properties, L.P. (“COPLP”) is a Delaware limited partnership. Corporate Office Properties Trust (“COPT”), is a Maryland real estate investment trust and the sole general partner of COPLP.  Unless otherwise expressly stated or the context otherwise requires, in this Exhibit 99.1 to the Current Report on 8-K of COPLP filed on July 25, 2013, “we,” “us” and “our” refer collectively to COPT, COPLP and their subsidiaries.

Risks Related to COPLP Senior Notes

The effective subordination of COPLP notes may limit our ability to satisfy our obligations under the notes.  COPLP notes will be our senior unsecured and unsubordinated obligations and will rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness. However, the notes will be effectively subordinated in right of payment to all of our existing and future secured indebtedness (to the extent of the value of the collateral securing such indebtedness). The indenture governing the notes places limitations on our ability to incur secured indebtedness, but does not prohibit us from incurring secured indebtedness in the future. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us, the holders of any secured indebtedness will be entitled to proceed directly against the collateral that secures such indebtedness. Therefore, such collateral will not be available for satisfaction of any amounts owed under our unsecured indebtedness, including COPLP notes, until such secured indebtedness is satisfied in full.

Therefore, although COPLP notes are unsubordinated obligations, they will be effectively subordinated to all existing and future unsecured and secured liabilities and preferred equity of COPLP’s subsidiaries. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any such subsidiary, we, as an equity owner of such subsidiary, and therefore holders of our debt, including the notes, will be subject to the prior claims of such subsidiary’s creditors, including trade creditors, and preferred equity holders.

In addition, none of our subsidiaries will guarantee COPLP notes. Payments on COPLP notes are only required to be made by COPLP and by COPT. As a result, no payments are required to be made by, and holders of notes will not have a claim against the assets of, our subsidiaries, except if those assets are transferred, by dividend or otherwise, to COPLP or to COPT.

We may not be able to generate sufficient cash flow to meet our debt service obligations.  Our ability to make payments on and to refinance our indebtedness, including COPLP notes, and to fund our operations, working capital and capital expenditures, depends on our ability to generate cash in the future. To a certain extent, our cash flow is subject to general economic, industry, financial, competitive, operating, legislative, regulatory and other factors, many of which are beyond our control.

We cannot assure you that our business will generate sufficient cash flow from operations or that future sources of cash will be available to us in an amount sufficient to enable us to pay amounts due on our indebtedness, including COPLP notes, or to fund our other liquidity needs. Additionally, if we incur additional indebtedness in connection with future acquisitions or development projects or for any other purpose, our debt service obligations could increase.

We may need to refinance all or a portion of our indebtedness, including COPLP notes, on or before maturity. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things:

•                  our financial condition and market conditions at the time; and

•                  restrictions in the agreements governing our indebtedness.

As a result, we may not be able to refinance any of our indebtedness, including COPLP notes, on commercially reasonable terms, or at all. If we do not generate sufficient cash flow from operations, and additional borrowings or refinancings or proceeds of asset sales or other sources of cash are not available to us, we may not have sufficient cash to enable us to meet all of our obligations, including payments on the notes. Accordingly, if we cannot service our indebtedness, we may have to take actions such as seeking additional equity or delaying capital expenditures, or strategic acquisitions and alliances, any of which could have a material adverse effect on our operations. We cannot assure you that we will be able to effect any of these actions on commercially reasonable terms, or at all.

COPT has no significant operations and no material assets, other than its investment in COPLP.  COPLP notes may be fully and unconditionally guaranteed by COPT which has no significant operations and no material assets, other than its investment in COPLP. Furthermore, any COPT guarantee of COPLP notes will be effectively subordinated to all existing and future unsecured and secured liabilities and preferred equity of its subsidiaries (including us and any entity COPT accounts for under the equity method of accounting).

There is currently no public trading market for any COPLP notes, and no active public trading market for any COPLP notes may ever develop or, if it develops, may not be maintained or be liquid. The failure of an active public trading market for COPLP notes to develop or be maintained is likely to adversely affect the market price and liquidity of the notes.

There is currently no existing trading market for any COPLP notes. COPLP does not intend to apply for listing of any COPLP notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. Accordingly, an active trading market may not develop for any COPLP notes and, even if one develops, may not be maintained. If an active trading market for COPLP notes does not develop or is not maintained, the market price and liquidity of the notes is likely to be adversely affected, and holders may not be able to sell their notes at desired times and prices or at all. If any COPLP notes are traded after their purchase, they may trade at a discount from their purchase price.

The liquidity of the trading market, if any, and future trading prices of COPLP notes will depend on many factors, including, among other things, prevailing interest rates, the financial condition, results of operations, business, prospects and credit quality of COPLP, COPT and our subsidiaries, and other comparable entities, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in any of these factors, some of which are beyond our control. In addition, market volatility or events or developments in the credit markets could materially and adversely affect the market value of the COPLP notes, regardless of COPLP, COPT or their respective subsidiaries’ financial condition, results of operations, business, prospects or credit quality.

The indenture and supplemental indentures governing COPLP notes and our existing credit facilities contains restrictive covenants that limit our operating flexibility.  Indentures and supplemental indentures governing COPLP notes contain financial and operating covenants that, among other things, restrict our ability to take specific actions, even if we believe them to be in our best interest, including restrictions on our ability to:

•                  consummate a merger, consolidation or sale of all or substantially all of our assets; and

•                  incur additional secured and unsecured indebtedness.

In addition, the credit agreements governing our unsecured revolving credit facility and unsecured term loans require us to meet specified financial covenants relating to the minimum amounts of net worth, fixed charge coverage, unsecured debt service coverage, the maximum amount of secured indebtedness, leverage ratio and certain investment limitations. These covenants may restrict our ability to expand or fully pursue our business strategies. The breach of any of these covenants, including those contained in our credit agreements and the indenture and supplemental indentures governing COPLP notes, could result in a default under our indebtedness, which could cause those and other obligations to become due and payable. If any of our indebtedness is accelerated, we may not be able to repay it.

Despite our substantial indebtedness, we or our subsidiaries may still incur significantly more debt, which could exacerbate any or all of the risks related to our indebtedness, including our inability to pay the principal of or interest on COPLP notes.  We and our subsidiaries may be able to incur substantial additional indebtedness in the future. Although the credit agreements governing our unsecured and secured indebtedness limit, and the indenture and supplemental indentures governing COPLP notes will limit, our ability to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions could be substantial. To the extent that we or our subsidiaries incur additional indebtedness or other such obligations, we may face additional risks associated with our indebtedness, including our possible inability to pay the principal of or interest on COPLP notes.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of COPLP notes to return payments received from guarantors.  Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee, such as a guarantee provided by COPT of COPLP notes, could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

•                  received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee; and

either:

•                  was insolvent or rendered insolvent by reason of the incurrence of the guarantee;

•                  was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital;

•                  intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature;

or

•                  intended to hinder, delay or defraud creditors.

In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•                  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•                  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

•                  it could not pay its debts as they become due.

The court might also void such guarantee, without regard to the above factors, if it found that a guarantor entered into its guarantee with actual or deemed intent to hinder, delay, or defraud its creditors.

A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee unless it benefited directly or indirectly from the issuance of the notes. If a court voided such guarantee, holders of the notes would no longer have a claim against such guarantor or the benefit of the assets of such guarantor constituting collateral that purportedly secured such guarantee and would be creditors solely of us. In addition, the court might direct holders of the notes to repay any amounts already received from a guarantor. If the court were to void COPT’s guarantee, we cannot assure you that funds would be available to pay COPLP notes from any of our subsidiaries or from any other source.

An increase in interest rates could result in a decrease in the relative value of COPLP notes.  In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase COPLP notes bearing interest at a fixed rate and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.

A downgrade in our credit ratings could materially adversely affect our business and financial condition.  We plan to manage our operations to maintain investment grade status with a capital structure consistent with our current profile, but there can be no assurance that we will be able to maintain our current credit ratings. Any downgrades in terms of ratings or outlook by any of the noted rating agencies could have a material adverse impact on our cost and availability of capital, which could in turn have a material adverse impact on our financial condition, results of operations and liquidity.

We may choose to redeem COPLP notes when prevailing interest rates are relatively low.  COPLP notes may be redeemable at our option and we may choose to redeem some or all of the notes from time to time, particularly when prevailing interest rates are lower than the rate borne by the notes. If prevailing rates are lower at the time of redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed.

The market price of the notes may fluctuate significantly.  The market price of the notes may fluctuate significantly in response to many factors, including:

•                  actual or anticipated variations in our operating results, funds from operations, cash flows, liquidity or distributions;

•                  changes in our earnings estimates or those of analysts;

•                  publication of research reports about us or the real estate industry or the office and industrial sectors in which we operate;

•                  the failure to maintain our current credit ratings or comply with our debt covenants;

•                  increases in market interest rates;

•                  changes in market valuations of similar companies;

•                  adverse market reaction to any securities we may issue or additional debt we incur in the future;

•                  additions or departures of key management personnel;

•                  actions by institutional investors;

•                  speculation in the press or investment community;

•                  continuing high levels of volatility in the credit markets;

•                  the realization of any of the other risk factors included in or incorporated by reference in our periodic filings under the Securities Exchange Act of 1934; and

•                  general market and economic conditions.

In addition, many of the factors listed above are beyond our control. These factors may cause the market price of COPLP notes to decline, regardless of our financial condition, results of operations, business or prospects. It is impossible to assure investors that the market price of the notes will not fall in the future, and it may be difficult for investors to resell the notes at prices they find attractive, or at all.